Exhibit 3.4

AMENDED AND RESTATED BYLAWS

OF

REMORA ROYALTIES, INC.

Incorporated under the Laws of the State of Delaware

Date of Adoption: [●], 2018

ARTICLE I

OFFICES AND RECORDS

Section 1.1    Registered Office. The registered office of Remora Royalties, Inc. (the “Corporation”) in the State of Delaware shall be as set forth in the Amended and Restated Certificate of Incorporation of the Corporation, as it may be amended, restated, supplemented and otherwise modified from time to time (the “Certificate of Incorporation”), and the name of the Corporation’s registered agent at such address is as set forth in the Certificate of Incorporation. The registered office and registered agent of the Corporation may be changed from time to time by the board of directors of the Corporation (the “Board”) in the manner provided by applicable law.

Section 1.2    Other Offices. The Corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the Corporation may from time to time require.

Section 1.3    Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board.

ARTICLE II

STOCKHOLDERS

Section 2.1    Annual Meeting. If required by applicable law, an annual meeting of the stockholders of the Corporation shall be held at such date, time and place, if any, either within or without the State of Delaware, and time as may be fixed by resolution of the Board. Any other proper business may be transacted at the annual meeting. The Board may, at any time prior to the holding of an annual meeting of stockholders, and for any reason, postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 2.2    Special Meeting. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chief Executive Officer, the Chairman of the Board or the Board pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies. Subject to the rights of the holders of any series of Preferred Stock, the stockholders of the Corporation do not have the power to call a special meeting of stockholders of the Corporation. The Board may, at any time prior to the holding of a special meeting of stockholders, and for any reason, postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board.

Section 2.3    Record Date.

(A)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(C)    Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board, (i) when no prior action of the Board is required by applicable law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by applicable law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

Section 2.4    Stockholder List. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the principal place of business of the Corporation. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of the stockholders.

Section 2.5    Place of Meeting. The Board, the Chairman of the Board or the Chief Executive Officer, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal executive offices of the Corporation. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the Delaware General Corporation Law (the “DGCL”) and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 2.6    Notice of Meeting. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, notice, stating the place, if any, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting, in a manner pursuant to Section 7.7 hereof, to each stockholder of record entitled to vote at such meeting. The notice shall specify (i) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), (ii) the place, if any, date and time of such meeting, (iii) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, (iv) in the case of a special meeting, the purpose or purposes for which such meeting is called and (v) such other information as may be required by applicable law or as may be deemed appropriate by the Board, the Chairman of the Board or the Chief Executive Officer or the Secretary of the Corporation. If the stockholder list referred to in Section 2.4 of these Bylaws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed. If the meeting of stockholders is to be held solely by means of electronic communications, the notice of meeting must provide the information required to access such stockholder list during the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation. The Corporation may provide stockholders with notice of a meeting by electronic transmission provided such stockholders have consented to receiving electronic notice in accordance with the DGCL. Such further notice shall be given as may be required by applicable law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 7.4 of these Bylaws.

Section 2.7    Quorum and Adjournment of Meetings.

(A)    Except as otherwise provided by applicable law or by the Certificate of Incorporation, the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority in voting power of the shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. For the avoidance of doubt, abstentions and broker non-votes shall be treated as present for purposes of determining the presence or absence of a quorum. The presiding person at the meeting or a majority in voting power of the shares so represented may adjourn the meeting at any time and for any reason, whether or not there is such a quorum. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until the meeting is adjourned, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(B)    Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 2.8    Proxies. At all meetings of stockholders, a stockholder may authorize another person or persons to act for such stockholder by proxy in writing (or in such other manner prescribed by the DGCL). Any copy, facsimile transmission or other reliable reproduction of the writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original writing or transmission. No proxy may be voted or acted upon after the expiration of three (3) years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary of the Corporation.

Section 2.9    Notice of Stockholder Business and Nominations.

(A)    Annual Meetings of Stockholders.

(1)    Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any committee thereof or (c) by any stockholder of the Corporation who (i) is entitled to vote at the meeting and (ii) complies with the notice procedures and other requirements set forth in these Bylaws and applicable law. Section 2.9(A)(1)(c) of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of the stockholders.

(2)    For any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.9(A)(1)(c) of these Bylaws, (x) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (y) such other business must otherwise be a proper matter for stockholder action under the DGCL and (z) the record stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement required by these Bylaws. To be timely, a stockholder’s notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (which anniversary, in the case of the first annual meeting of stockholders following the close of the Corporation’s initial public offering, shall be deemed to be [●], 2019); provided, however, that subject to the following sentence, in the event that the date of the annual meeting is scheduled for a date that is more than 30 days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment, recess or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.9(A)(2) or Section 2.9(B)) to the Secretary of the Corporation must:

(a)    set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such stockholder’s Stockholder Associated Person (as defined in Section 2.9(C)(2)), if any, (ii) (A) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and such Stockholder Associated Person, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder or by any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation held by such stockholder or by any Stockholder Associated Person, (C) a complete and accurate description of any agreement, arrangement or understanding between or among such stockholder and such stockholder’s Stockholder Associated Person and any other person or persons in connection with such stockholder’s director nomination and the name and address of any other person(s) or entity or entities known to the stockholder to support such nomination, (D) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote, directly or indirectly, any shares of any security of the Corporation, (E) any short interest in any security of the Corporation held by such stockholder or any Stockholder Associated Person (for purposes of these Bylaws, a person shall be deemed to have a “short interest” in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or by any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (H) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household, (iii) any other information relating to such stockholder and any Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, (v) a representation as to whether or not such stockholder or any Stockholder Associated Person will deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding stock required to approve or adopt the proposal or, in the case of a nomination or nominations, at least the percentage of the voting power of the Corporation’s outstanding stock reasonably believed by the stockholder or Stockholder Associated Person, as the case may be, to be sufficient to elect such nominee or nominees (such representation, a “Solicitation Statement”) and (vi) a complete and accurate description of all agreements, arrangements and understandings between or among such stockholder and such stockholder’s Stockholder Associated Person, if any, and the name and address of any other person(s) or entity or entities in connection with the nomination or proposal of such business by such stockholder;

(b)    if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and Stockholder Associated Person, if any, in such business and (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment);

(c)    set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the Corporation’s proxy statement as a nominee of stockholder and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and Stockholder Associated Person, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(d)     with respect to each nominee for election or reelection to the Board, include (i) a completed and signed questionnaire, representation and agreement in a form provided by the Corporation, which form the stockholder must request from the Secretary of the Corporation in writing with no less than seven (7) days advance notice, and (ii) a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question,that has not been disclosed to the Corporation (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3)    A stockholder providing notice of a nomination or proposal of other business to be brought before a meeting shall further update and supplement such notice, so that the information provided or required to be provided in such notice shall be true and correct (a) as of the record date for the meeting and (b) as of the date that is ten (10) business days prior to the meeting or any adjournment, recess, cancellation, rescheduling or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven (7) business days prior to the date for the meeting or any postponement or adjournment thereof, if practicable (or, if not practicable, on the first practicable date prior to any adjournment, recess or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, recess or postponement thereof)).

(4) Notwithstanding anything in Section 2.9(A)(2) to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under Section 2.9(A)(2) and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.9 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B)    Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to a notice of meeting (1) by or at the direction of the Board or any committee thereof or (2) if the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (a) is a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the special meeting, (b) is entitled to vote at the meeting, and (c) complies with the notice procedures set forth in these Bylaws and applicable law. In the event a special meeting of stockholders is called pursuant to Article Seventh of the Certificate of Incorporation or Section 2.2 of these Bylaws for the purpose of electing one or more directors to the Board, any stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if such stockholder delivers notice with the information required by Section 2.9(A)(2)(a) and Section 2.9(A)(2)(c) (with the updates required by Section 2.9(A)(3)) of these Bylaws with respect to any nomination (including the completed and signed questionnaire, representation and agreement required by Section 2.9(A)(2)(d) of these Bylaws). Such notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which the Corporation first makes a public announcement of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall any adjournment, recess or postponement or the announcement thereof of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(C)    General.

(1)    Only such persons who are nominated in accordance with the procedures set forth in these Bylaws and applicable law shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as has been brought before the meeting in accordance with the procedures set forth in these Bylaws and applicable law. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the presiding person at the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and applicable law and, if any proposed nomination or business is not in compliance with these Bylaws and applicable law, to declare that such defective proposal or nomination shall be disregarded.

(2)    For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, the Associated Press, or any other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder, and “Stockholder Associated Person” shall mean, for any stockholder, (a) any person or entity controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or (c) any person or entity controlling, controlled by or under common control with any person or entity referred to in the preceding clauses (a) or (b).

(3)    Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.9(A) or Section 2.9(B) of these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors if and to the extent provided for under applicable law, the Certificate of Incorporation or these Bylaws.

(4)    Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 2.9 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 2.9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Section 2.10    Conduct of Business. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate in its sole discretion. The Chairman of the Board, if one shall have been elected, or in the Chairman of the Board’s absence or if one shall not have been elected, the director or officer designated by the majority of the Board, shall preside at all meetings of the stockholders. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and for any or no reason to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person at the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person at the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) restrictions on the use of audio or visual recording devices at the meeting. The presiding person at a meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding at the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.11    Required Vote. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, at any meeting at which directors are to be elected, so long as a quorum is present, the directors shall be elected by a plurality of votes cast by the stockholders. Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited. Except as otherwise provided by applicable law, the rules and regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation, or these Bylaws, in all matters other than the election of directors and certain non-binding advisory votes described below, the affirmative vote of a majority in voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. In non-binding advisory matters with more than two possible vote choices, the affirmative vote of a plurality of the votes cast shall be the recommendation of the stockholders.

Section 2.12    Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it or any other entity, if a majority of shares entitled to vote in the election of directors of such corporation is held, directly or indirectly by the Corporation, and such shares will not be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or such other entity, to vote stock of the Corporation held in a fiduciary capacity.

Section 2.13    Inspectors of Elections;. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders and the appointment of an inspector is required by applicable law, the presiding person at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his ability. The inspectors shall have the duties prescribed by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 2.14    Stockholder Action by Written Consent. Subject to the rights of holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent in writing of such stockholders.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board elected in accordance with these Bylaws. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders.

Section 3.2    Number, Tenure and Qualifications. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board. The election and term of director shall be as set forth in the Certificate of Incorporation.

Section 3.3    Regular Meetings. Subject to Section 3.5, regular meetings of the Board shall be held on such dates, and at such times and places, as are determined from time to time by resolution of the Board.

Section 3.4    Special Meetings. Special meetings of the Board shall be called at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board may fix the place, if any, date and time of the meetings. Any business may be conducted at a special meeting of the Board.

Section 3.5    Notice. Notice of any meeting of directors shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail, courier service or facsimile or electronic transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mail so addressed, with postage thereon prepaid, at least five (5) days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile or electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 24 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 24 hours prior to the time set for the meeting and shall be confirmed by facsimile or electronic transmission that is sent promptly thereafter. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these Bylaws, as provided under Section 8.1. A meeting may be held at any time without notice if all the directors are present and do not object at the beginning of the meeting that the meeting was not lawfully called or convened or if those not present waive notice of the meeting in accordance with Section 7.4 of these Bylaws.

Section 3.6    Action by Consent of Board. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, including by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware.

Section 3.7    Conference Telephone Meetings. Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting, except where such person participates in the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.8    Quorum. Subject to Section 3.9, a whole number of directors equal to at least a majority of the Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice unless (i) the date, time and place, if any, of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 3.5 of these Bylaws shall be given to each director, or (ii) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (i) shall be given to those directors not present at the announcement of the date, time and place of the adjourned meeting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 3.9    Vacancies. Subject to applicable law and the rights of holders of any series of Preferred Stock then outstanding, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled in accordance with the Certificate of Incorporation.

Section 3.10    Removal. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.

Section 3.11    Records. The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

Section 3.12    Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have authority to fix the compensation of directors, including fees and reimbursement of expenses. The Corporation will cause each non-employee director serving on the Board to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him in connection with such service.

Section 3.13    Regulations. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate.

Section 3.14    Chairman. The members of the Board of Directors may appoint one of their number as the “Chairman of the Board”. The Chairman of the Board shall (if appointed and when present) preside at all meetings of the Board. The Chairman of the Board shall perform such duties as usually appertain to the office or as may be prescribed by the Board or these Bylaws.

ARTICLE IV

COMMITTEES

Section 4.1    Designation; Powers. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent permitted by applicable law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 4.2    Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.1 shall choose its own chairman by a majority vote of the members then in attendance at a meeting of the committee so long as a quorum is present in the event the chairman has not been selected by the Board, shall keep regular minutes of its proceedings, and shall meet at such times and at such place or places as may be provided by the charter of such committee or by resolution of such committee or resolution of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present at a meeting where a quorum is present shall be necessary for the adoption by it of any resolution. The Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the governance of any committee not inconsistent with the provisions of these Bylaws or any such charter, and each committee may adopt its own rules and regulations of governance, to the extent not inconsistent with these Bylaws or any charter or other rules and regulations adopted by the Board.

Section 4.3    Substitution of Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

ARTICLE V

OFFICERS

Section 5.1    Number, Titles and Term of Office. The Board of Directors shall elect a Chief Executive Officer, President and a Secretary and, if the Board of Directors so elects or appoints, a Chief Financial Officer, Chief Operating Officer, General Counsel, one or more Vice Presidents (any one or more of whom may be designated executive vice president or senior vice president), a Treasurer, any number of Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until such officer’s successor shall be duly elected and shall qualify or until such officer’s death or until such officer shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. Except for the Chairman or any Vice Chairman, if any, no officer need be a director.

Section 5.2    Removal. Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the Board of Directors at any meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create any contract rights.

Section 5.3    Vacancies. Any vacancy occurring in any office of the Corporation may be filled as determined by the Board of Directors.

Section 5.4    Powers and Duties of the Chief Executive Officer. Subject to the oversight of the Board of Directors and the executive committee (if any), the Chief Executive Officer shall have the authority to act for the Corporation and the general executive charge, management and control of the properties, business and operations of the Corporation with all such powers and authority as may be reasonably incident to such responsibilities. The Chief Executive Officer may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation, if any. Subject to the terms of these Bylaws and any resolutions adopted by the Board of Directors, the Chief Executive Officer shall have the authority to designate the duties and powers of officers and delegate special powers and duties to specified officers. The Chief Executive Officer shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 5.5    Powers and Duties of the President. Unless the Board of Directors otherwise determines, and subject to the oversight of the Board of Directors and the executive committee (if any), the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, he or she shall have such other powers and duties as designated in accordance with these Bylaws and as from time to time may be assigned to him or her by the Board of Directors.

Section 5.6    Vice Presidents. A Vice President shall perform such duties and have such power and authority as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President, as applicable. In the absence of the Chief Executive Officer, or in the event of the Chief Executive Officer’s inability or refusal to act, a Vice President or other person designated by the Board of Directors shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the Chief Executive Officer, or in the event of his or her absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act.

Section 5.7    Treasurer. The Treasurer, if any, shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he or she shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board of Directors. He or she shall perform all acts incident to the position of Treasurer, subject to the control of the Chief Executive Officer and the Board of Directors; and he or she shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form as the Board of Directors may require.

Section 5.8    Assistant Treasurer. Each Assistant Treasurer, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to such Assistant Treasurer by the Chief Executive Officer or the Board of Directors. Such Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

Section 5.9    Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and the stockholders, in books provided for that purpose; he or she shall attend to the giving and serving of all notices; he or she may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he or she may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he or she shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he or she shall have such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer; and he or she shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board of Directors.

Section 5.10    Assistant Secretaries. Each Assistant Secretary, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these Bylaws and as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. Such Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

Section 5.11    Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board. Any vacancy in an office appointed by the Chairman of the Board or the Chief Executive Officer because of death, resignation, or removal may be filled by the Chairman of the Board or the Chief Executive Officer.

Section 5.12    Action with Respect to Securities of Other Entities. Unless otherwise directed by the Board, the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers that the Corporation may possess by reason of its ownership of securities in such other entity.

ARTICLE VI

STOCK CERTIFICATES AND TRANSFERS

Section 6.1    Stock Certificates and Transfers. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation (it being understood that each of the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary shall be an authorized officer for such purpose), certifying the number of shares owned by such holder in the corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

The shares of the stock of the Corporation shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares. Subject to the provisions of the Certificate of Incorporation, the shares of the stock of the Corporation shall be transferred on the books of the Corporation, which may be maintained by a third-party registrar or transfer agent, by the holder thereof in person or by his attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require or upon receipt of proper transfer instructions from the registered holder of uncertificated shares and upon compliance with appropriate procedures for transferring shares in uncertificated form, at which time the Corporation shall issue a new certificate to the person entitled thereto (if the stock is then represented by certificates), cancel the old certificate and record the transaction upon its books.

Section 6.2    Lost, Stolen or Destroyed Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any financial officer may in its or his or her discretion require.

Section 6.3    Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

Section 6.4    Regulations Regarding Certificates. The Board shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation. The Corporation may enter into additional agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the DGCL.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1    Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December of each year.

Section 7.2    Dividends. Except as otherwise provided by law or the Certificate of Incorporation, the Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares of stock, which dividends may be paid in either cash, property or shares of stock of the Corporation. A member of the Board, or a member of any committee designated by the Board, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 7.3    Seal.    The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.

Section 7.4    Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, including by electronic transmission, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board or committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.5    Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice, including by electronic transmission, of such resignation to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, and such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board or the stockholders to make any such resignation effective.

Section 7.6    Indemnification and Advancement of Expenses.

(A)    The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding.

(B)    The Corporation shall, to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that the Covered Person is not entitled to be indemnified under this Section 7.6 or otherwise.

(C)    The rights to indemnification and advancement of expenses under this Section 7.6 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 7.6, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

(D)    If a claim for indemnification under this Section 7.6 (following the final disposition of such proceeding) is not paid in full within sixty (60) days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Section 7.6 is not paid in full within thirty (30) days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. In (1) any suit brought by a Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Section 7.6 or otherwise shall be on the Corporation.

(E)    The rights conferred on any Covered Person by this Section 7.6 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, any provision of the Certificate of Incorporation, these Bylaws, any agreement or vote of stockholders or disinterested directors or otherwise.

(F)    This Section 7.6 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

(G)    Any Covered Person entitled to indemnification and/or advancement of expenses, in each case pursuant to this Section 7.6, may have certain rights to indemnification, advancement and/or insurance provided by one or more persons with whom or which such Covered Person may be associated. The Corporation hereby acknowledges and agrees that (i) the Corporation shall be the indemnitor of first resort with respect to any proceeding, expense, liability or matter that is the subject of this Section 7.6, (ii) the Corporation shall be primarily liable for all such obligations and any indemnification afforded to a Covered Person in respect of a proceeding, expense, liability or matter that is the subject of this Section 7.6, whether created by law, organizational or constituent documents, contract or otherwise, (iii) any obligation of any persons with whom or which a Covered Person may be associated to indemnify such Covered Person and/or advance expenses or liabilities to such Covered Person in respect of any proceeding shall be secondary to the obligations of the Corporation hereunder, (iv) the Corporation shall be required to indemnify each Covered Person and advance expenses to each Covered Person hereunder to the fullest extent provided herein without regard to any rights such Covered Person may have against any other person with whom or which such Covered Person may be associated or insurer of any such person, and (v) the Corporation irrevocably waives, relinquishes and releases any other person with whom or which a Covered Person may be associated from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Corporation hereunder.

(H)    The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 7.7    Notices. Except as otherwise specifically provided herein or required by applicable law, all notices required to be given to any stockholder, director or officer, shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission, provided that notice to stockholders by electronic transmission shall be given in the manner provided in Section 232 of the DGCL. Any such notice shall be addressed to such stockholder, director or officer, at his last known address as the same appears on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively, notice to any stockholder shall be deemed given: (1) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; (4) if by any other form of electronic transmission, when directed to the stockholder; and (5) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 7.8    Facsimile and Electronic Signatures. In addition to the provisions for use of facsimile or electronic signatures elsewhere specifically authorized in these Bylaws, facsimile or electronic signatures of any officer or officers of the Corporation may be used.

Section 7.9    Reliance Upon Books, Reports and Records. Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 7.10    Severability. Whenever possible, each provision or portion of any provision of these Bylaws will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of these Bylaws is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such provision or portion of any provision shall be severable and the invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and these Bylaws will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

ARTICLE VIII

AMENDMENTS

Section 8.1    Amendments. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be amended, altered or repealed by resolution adopted by a majority of the directors present at any special or regular meeting of the Board at which a quorum is present. The stockholders of the Corporation shall have the power to adopt, amend or repeal these Bylaws only as permitted by the Certificate of Incorporation. No Bylaws hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board that was valid at the time it was taken.

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